     As filed with the Securities and Exchange Commission on March 31, 1999

                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   ----------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               INFONAUTICS, INC.
             (Exact name of registrant as specified in its charter)


            PENNSYLVANIA                                      23-2707366
  (State or other jurisdiction of                           (I.R.S. Employer
   incorporation or organization)                          Identification No.)

                              900 WEST VALLEY ROAD
                                   SUITE 1000
                           WAYNE, PENNSYLVANIA 19087
                                 (610) 971-8840
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                   ----------

                             DAVID VAN RIPER MORRIS
                            CHIEF EXECUTIVE OFFICER
                               INFONAUTICS, INC.
                              900 WEST VALLEY ROAD
                                   SUITE 1000
                           WAYNE, PENNSYLVANIA 19087
                                 (610) 971-8840
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   ----------

                                   COPIES TO:
                             DAVID R. KING, ESQUIRE
                           Morgan, Lewis & Bockius LLP
                               1701 Market Street
                      Philadelphia, Pennsylvania 19103-2921
                                 (215) 963-5000

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


                         CALCULATION OF REGISTRATION FEE


TITLE OF EACH CLASS OF                                                           PROPOSED           PROPOSED
   SECURITIES TO BE          AMOUNT TO BE                 MAXIMUM            MAXIMUM AGGREGATE      AMOUNT OF
      REGISTERED              REGISTERED         AGGREGATE PRICE PER SHARE   OFFERING PRICE(2)   REGISTRATION FEE

Class A common stock, no   1,561,051 shares(1)          $3.9375                $6,146,638            $1,709
par value



(1) Shares of common stock which may be offered pursuant to this registration statement consist of an estimated 907,990 shares issuable upon conversion of debentures and an estimated 653,061 shares issuable upon exercise of warrants. We have registered 1.25 times the number of shares which are currently issuable upon conversion of debentures and exercise of warrants. This number is our good faith estimate of the maximum number of shares we may issue upon conversion of debentures and exercise of warrants. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of or in respect of the convertible debenture and the warrants, as such number may be adjusted as a result of stock splits, stock dividends and antidilution provisions in accordance with Rule 416.

(2) Based on the average of the reported high and low sales prices of the common stock reported on the Nasdaq SmallCap Market on March 26, 1999 for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                    Subject to Completion, March 31, 1999

                                1,561,051 SHARES

                               INFONAUTICS, INC.

                              CLASS A COMMON STOCK
                                 (No Par Value)

                                   ----------


                 RGC International Investors is offering for sale all 1,561,051 shares of our common stock under this prospectus. RGC International Investors may offer these shares from time to time as described in "Selling Shareholder." We will receive no proceeds from the sale of these shares and are paying all expenses in connection with this registration statement.

     RGC International Investors has not advised us of its plans for the distribution of common stock covered by this prospectus. We expect that the common stock may be sold from time to time in negotiated transactions and in transactions on the Nasdaq SmallCap Market at market prices at the time of sale. Further, RGC may also sell the common stock as distributed under "Plan of Distribution." RGC and the brokers and dealers who assist in the sale of its common stock may be considered an underwriter according to the Securities Act. Also, their commissions or discounts and other compensation may be considered underwriters' compensation. See "Plan of Distribution."

     The Common Stock is listed on the Nasdaq SmallCap Market under the symbol "INFO." On March 26, 1999, the last reported sale price of the Class A Common Stock on the Nasdaq SmallCap Market was $3.94 share.

SEE "RISK FACTORS" BEGINNING ON PAGE 4 FOR A DISCUSSION OF SOME ISSUES TO CONSIDER BEFORE PURCHASING OUR COMMON STOCK.

                                   ----------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful of complete. Any representation to the contrary is a criminal offense.



               The date of this Prospectus is _____________, 1999.

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----
The Company ..........................................................      4
Disclosure Regarding Forward-Looking Statements ......................      4
Incorporation of Certain Documents by Reference ......................      5
Risk Factors .........................................................      5
Use of Proceeds ......................................................     13
Selling Shareholder ..................................................     13
Plan of Distribution .................................................     14
Legal Opinion ........................................................     15
Experts ..............................................................     15
Where You Can Find More Information ..................................     16


                                   THE COMPANY

OVERVIEW

     Infonautics is an Internet information company that provides content-rich research and reference services to schools, libraries, individuals and businesses. Our subscription-based Electric Library service combines content from magazines, newspapers, books, wire services, television and radio transcripts, photo archives and maps. Electric Library is marketed to educational institutions, such as schools and libraries, and to individuals over the Internet and through online services.

     Company Sleuth is an advertising and sponsorship supported service that is currently provided free to the user over the Internet. Company Sleuth aggregates free content from selected World Wide Web ("Web") sites, and provides e-mail notification of new information posted to these Web sites on specific public companies. The content on the site is drawn from a variety of sources, and includes information on new patents, Internet domain name registrations, stock prices, insider trading activity, Securities and Exchange Commission filings and news reports.

     Our e-commerce online publishing services, formerly referred to as content management and custom archive services, make use of our technology, systems-operation and customer-care functions to provide e-commerce archive services to publishers who wish to make their content available, for a fee, on the Internet.


                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     Some of the information in this prospectus contains, or has incorporated by reference, forward-looking statements within the meaning of the federal securities laws. Forward-looking statements typically are identified by use of terms such as "may," "will," "expect," "anticipate," "estimate" and similar words, although some forward-looking statements are expressed differently. You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including changes in technology and customer demand for our product and increases in competition. You should also consider carefully the statements under "Risk Factors" which address additional factors that could cause our actual results to differ from those set forth in the forward-looking statements. Given these uncertainties, current or prospective investors are cautioned not to place undue reliance on any such forward-looking statements. We disclaim any obligation or intent to update any such factors or forward-looking statement to reflect future events or developments.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     We refer you to the following documents which we filed with the SEC and incorporate by reference into this prospectus:

          (a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

          (b) The description of our company's common stock, no par value, set forth in our registration statement on Form 8-A filed on April 23, 1996, including any amendment or report filed for the purpose of updating this description.

     We also incorporate by reference all reports and documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act while this registration statement is effective. Any statement contained or incorporated is superseded by any subsequently filed document that constitutes a part of this prospectus.

     Upon request, we will provide to you a copy of any or all documents which were incorporated into this prospectus by reference. You should direct written or oral requests for copies to Robert Wright, Manager, Investor Relations, Infonautics, Inc., 900 West Valley Road, Suite 1000, Wayne, Pennsylvania 19087 (telephone number (610) 971-8840).

                                  RISK FACTORS

RISK FACTORS

     YOU SHOULD CONSIDER CAREFULLY THE FOLLOWING FACTORS IN ADDITION TO THE OTHER INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS ANNUAL REPORT ON FORM 10-K.

WE HAVE A HISTORY OF LOSSES AND EXPECT FUTURE LOSSES

     Since our company was founded, we have a history of losses and have had a negative cash flow. As of December 31, 1998, we experienced cumulative net losses of about $60.1 million, with net losses of about $13.8 million, $17.4 million and $17.4 million, respectively, for each of the years ended December 31, 1996, December 31, 1997 and December 31, 1998. We can offer no assurance that our company will ever be profitable.

WE ARE A RELATIVELY NEW COMPANY

     We began operating in November 1992 and introduced our first online service early in 1995. Our online services generated total net revenue of about $1.1 million in 1996, $5.9 million in 1997 and $11.6 million in 1998. This represents 81%, 86% and 78% of our revenues, respectively, in 1996, 1997 and 1998. Our content management and custom archive services and any licensing of our core technology generated revenues of $272,000 in 1996, $937,000 in 1997 and $2.6 million in 1998. This represents 19%, 13% and 17% of our revenues, respectively, in 1996, 1997 and 1998. We must expand distribution and achieve market penetration for our services in order to achieve revenue growth. Further, we must continue to upgrade and add technologies to our existing and new services to achieve revenue growth.

WE OPERATE IN A NEW AND DEVELOPING MARKET

     We operate in a new and rapidly evolving market that has an increasing number of other companies that compete with us either directly or indirectly. Because the market for our services is new and evolving and because we are a relatively new company, we do not know the growth rate of these markets, if any. Therefore, we cannot predict whether we will be able to develop markets for our services. If we do not develop markets or develop markets slower than expected, our results may suffer.

WE MAY NEED MORE MONEY

     At December 31, 1998, we had $3.3 million in cash and $5.6 million in working capital deficit. We anticipate that we will have enough money to continue operating for at least the next 12 months. If we do need more money, we may be able to obtain it through additional equity financing, debt financing or other sources, but this may result in significant dilution to existing shareholders.

     Also, we may make strategic decisions that could negatively affect us. In March 1998, we entered into a multi-year, multi-million dollar marketing agreement with America Online, Inc. Pursuant to this agreement, we must pay $4 million to AOL for placement fees and the Company has paid $1.2 million of this amount in 1998. We may not make enough money under this agreement to cover the associated expenses. In this event, we would have a shortfall which would negatively affect us.

WE MAY BE UNABLE TO SUSTAIN A TRADING MARKET FOR OUR STOCK

     Effective January 5, 1999, our stock is traded on the Nasdaq SmallCap Market. We must maintain certain standards in the Nasdaq Stock Market listing requirements to stay listed on the Nasdaq SmallCap Market. We may not be able to continue to meet these standards. If we do not continue to meet these standards, our stock may be traded on the over-the-counter market. If our stock is traded on the over-the-counter market, our shareholders would have less liquidity. In addition, we would be less visible in the public markets.

WE HAVE COMPETITION

     There are many entities, both public and private, including companies with greater resources and name recognition that are or may become competitors of ours. Many of these companies have substantially greater experience and larger existing customer bases than we do. Accordingly, our competitors may succeed in:

     -    responding more quickly to new or emerging technologies;

     -    responding more rapidly to changes in customer requirements;

     - devoting greater resources to the development, promotion and sale of their products or services than us; and

     - establishing relationships with content providers that have not entered into agreements with us.

     Competitors may succeed in developing services and products which are superior to ours and also may prove more successful in marketing their products or services to the same customers we intend to market our products or services to. Also, our competitors may be more successful in obtaining agreements with our content providers. Moreover, if our strategic partners' products fail, it could affect us negatively as our success is partially dependent on the success of our relationship with our strategic partners.

WE ARE DEPENDENT ON THIRD PARTY SITES AND SERVICES

     We have entered into agreements with third parties in order to acquire new subscribers for our Electric Library service. Typically, these agreements provide our Electric Library service with promotion and placement on the third parties' web sites. These agreements usually require us to pay the third parties a fixed fee plus a variable fee based on the number of qualified users who enroll for our service. In some cases, we pay only a variable fee. Examples of these agreements include our Interactive Marketing Agreement with America Online, Inc., our Distinguished Provider Services Agreement with Netscape Communications Corporation, and our Wired Digital, Inc. agreement (for the HotBot search engine). Some of our third party agreements have one and two year terms and may only be terminated early in certain cases. Others may be terminated on short notice by either us or the third party. One or more of these agreements may not generate enough revenue to cover the associated costs, and a significant shortfall could negatively affect us. Additionally, one or more of these agreements may not be renewed. If they are not renewed, this could reduce our acquisition rate for new subscribers, which could also negatively affect us.

WE ARE DEPENDENT ON AND MAY BE REQUIRED TO MAKE SIGNIFICANT PAYMENTS TO CONTENT PROVIDERS

     We have relationships with content providers that are fundamental to our goal of becoming a leading online reference service. To date, we have entered into supply agreements with various content providers, including publishers, to provide information for use in our reference services. Certain of these agreements contain limits on the use of the content, including limits in certain distribution channels or in certain geographic locations and generally may be terminated by either party upon:

     - breach of any material obligation, if the breach remains uncured within a specified number of days after written notice; or

     - a bankruptcy, insolvency or similar filing, if the filing is not withdrawn within a specified number of days.

     The content providers may unilaterally terminate some of the agreements under certain circumstances, including our failure to make certain minimum payments. In addition, the agreements are typically non-exclusive and vary in length of term, ranging from one to five years. Finally, we also obtain representations from our publishers and content providers in these agreements as to the ownership of licensed content and obtain indemnification to cover any breach of any of these representations.

     Our future success also partially depends on our ability to license additional content on a cost-effective basis and to maintain our existing relationships with our content providers, which we may not be able to do. We are reducing our reliance on content aggregators and concurrently are contracting directly with publishers. As a result, from time to time, there may be changes in the number of publications available on our services. Nevertheless, we may on a case-by-case basis, enter into relationships with third-party content aggregators to fill our specific needs. In addition, the combination of contracting directly with publishers and our overall effort to increase the content available under our Electric Library service will result in an increase in data preparation costs. We believe that the possible reduction of content or the increase in data preparation costs will not negatively affect us but we are not certain.

     In addition, while fees payable to our content providers constitute a significant portion of our cost of revenues, we are not sure that the content providers will be satisfied with the revenue received through our arrangements. Nor are we sure that content providers will enter into prospective agreements with us. If we must increase the fees payable to our content providers, we may be negatively affected.

WE ARE DEPENDENT ON AND MAY BE REQUIRED TO PAY FOR SOME WEB-BASED CONTENT

     We license content from publishers and other sources for our Electric Library services. We also access and provide links to Web-based content in our Company Sleuth service (and other Company Sleuth-type services). We access this content mainly by searching selected Web sites and then providing links to relevant content from Company Sleuth. Usually, we pay no fee, or a small fee, for accessing Web-based content in this manner. Our ability to continue to use Web-based content in this manner for free, or for small fees, is fundamental to our goal of providing free, or low cost, Internet-based products and services. If we are not able to continue to access and provide Web-based content like we have been, we may be negatively affected. For example, if we have to pay fees or develop technology in order to access and provide Web-based content, our costs will rise. If we are not able to access and provide Web-based content on favorable terms, we may be negatively affected in our ability to deliver Company Sleuth service (and other Company Sleuth-type services).

WE MAY NOT BE ABLE TO RETAIN OUR CUSTOMERS OR MAINTAIN THE PRICE OF OUR SERVICES

     Our Electric Library marketing strategy and objectives depend in part on our ability to retain and renew customers, especially in the educational market, after their subscription period has ended. In the educational market, renewals depend on many factors. These include the funding available for educational customers to license services like Electric Library and the availability of competitive services. In the end-user market, industry experience indicates that a significant number of subscribers to our services will likely end their subscriptions over time, but tend to be replaced by new subscribers. Also, we may reduce the selling price of our online reference services due to factors such as increased competition or loss of customers. If our retention and renewal rates or pricing decreases significantly, our results may suffer.

WE ARE AT RISK FOR SYSTEM OR SERVICE FAILURES OR INADEQUACIES

     We have occasionally suffered failures of the computer hardware and software and telecommunications systems that we use to deliver our services to customers. These failures have caused interruptions in the services our customers receive from us. Also, the growth of our customer base, content base or both may strain the systems we use to deliver our service to customers to the point where the system may perform poorly or fail. Any such delay or failure to the systems we use to deliver our services to customers would negatively affect us. We are also dependent on the ability to maintain our systems in effective working order and to protect it against damage from:

     -    fire;

     -    natural disaster;

     -    power loss;

     -    telecommunications failure; or

     -    similar events.

     All of the systems we use to deliver our services to customers (except for external telecommunications systems) are located at our headquarters facilities in Wayne, Pennsylvania. Although we maintain property insurance, claims could exceed the coverage obtained.

     We, along with our customers, test and perform quality assurance efforts in connection with our services. We may, however, find errors in our services or our service upgrades that could result in:

     -    loss of or delay in market acceptance and sales;

     -    diversion of development resources;

     -    injury to our reputation; or

     -    increased service and support costs.

OUR QUARTERLY RESULTS MAY FLUCTUATE

     We expect to experience significant fluctuations in future quarterly operating results that may be caused by:

     -    demand for our services;

     - introduction or enhancement of services and products by us and our competitors;

     -    market acceptance of new services;

     -    the mix of distribution channels through which services are sold;

     -    the mix of services sold;

     -    seasonality of the online services and educational markets; and

     -    general economic conditions.

     Therefore, we believe that comparing our quarterly results will not necessarily be informative and is not an indication of future performance.

WE ARE DEPENDENT ON PROPRIETARY TECHNOLOGY

     Our success depends on proprietary software technology and software developed by us and licensed from third parties. We have decreased our dependence on and have some alternatives to certain third party technology and software. We may not, however, be able to license similar technology at a comparable cost.

     In order to establish and protect our proprietary rights in our services, we rely on patents, trademarks, copyrights and trade secrets. We also routinely enter into confidentiality and non-disclosure agreements with our employees, consultants, advisors and partners. However, these parties may not honor these agreements. Further, we may not successfully protect our rights to unpatented trade secrets, know-how and confidential information. Others may also independently develop substantially equivalent or even superior proprietary information and techniques, or otherwise gain access to our trade secrets, know-how and confidential information. While we believe that our services and the proprietary rights developed or licensed to us do not infringe on the rights or others, we cannot be sure that others will not bring an infringement claim against us or those licensing information to us. Any patents we now hold, or any patents that may issue from patent applications we file, may not be broad enough to protect what we believe are our proprietary rights. Also, any current or future patents may not give us any competitive advantages. The U.S. Patent and Trademark Office or a private party could institute an interference proceeding relating to our patents or patent applications. We may incur substantial costs in asserting any patent rights and in defending suits against us related to intellectual property rights. We may also incur substantial costs in asserting our intellectual property rights against others.

     Laws of some foreign countries do not protect proprietary rights to as great an extent as do the laws of the United States. As the nature of online services and the Internet is global, we cannot control the ultimate destination or our services. Policing the unauthorized use of our technology and proprietary rights is often difficult and expensive anywhere in the world.

WE ARE IN AN INDUSTRY THAT IS SUBJECT TO RAPID TECHNOLOGICAL CHANGE

     The information services, software and communications industries are characterized by:


     -    rapid technological change;

     -    changes in customer requirements;

     -    frequent new product and service introductions; and

     -    enhancements and emerging industry standards.

     The introduction of new technologies and the emergence of new industry standards and practices can render our existing products and services obsolete and unmarketable. Additionally, it could require us to make significant unanticipated investments in research and development. We are dependent, in part, on our ability to keep pace with:

     -    the latest technologies and technological development;

     -    changing customer requirements; and

     -    frequent new product introductions.

WE ARE DEPENDENT ON OUR PERSONNEL AND MUST EFFECTIVELY MANAGE OUR GROWTH

     We are highly dependent on the performance of our executive officers and key employees. Some of our officers and all of our other employees have not entered into employment agreements with us. There is intense competition for qualified personnel. Therefore, we may not be able to attract and retain the qualified personnel necessary for the development of our business. The loss of the services of existing personnel, as well as the failure to recruit additional key technical, managerial and sales personnel in a timely manner, would be detrimental to our business. Furthermore, we may incur substantial expenses in connection with hiring and retaining employees.

     We must manage our operations effectively while responding to constant changes in both technology and the markets where we compete if we are to grow in the future. Our results will suffer if we cannot manage growth effectively.

WE ARE DEPENDENT ON EXCALIBUR TECHNOLOGIES CORPORATION

     Excalibur Technologies Corporation licenses to us components of the basic search software we use. Excalibur may not continue to support or maintain the software adequately and may terminate the arrangement with us. Our agreement with Excalibur terminates January 31, 2010. It may be terminated early by either party upon breach of any material obligation, after a notice period. We believe, however, that we could find replacement suppliers to provide us with comparable software within a reasonable time frame if Excalibur became unable to adequately supply the software to us. If we are unable to find replacement suppliers that could offer us comparable software on similar terms, our business will be negatively affected.

WE ARE DEPENDENT ON THE INTERNET

     Our success depends, in part, on the continued expansion of the Internet and its network infrastructure. The Internet may not continue to expand as quickly as needed to continue to be a viable commercial marketplace because of factors that may inhibit its ability to handle increased levels of activity, such as:

     - inadequate development of the necessary infrastructure (i.e., a reliable network backbone);

     - delayed development of complementary products and technologies (i.e., high speed modems and security procedures for financial transactions); and

     - delays in the development or adoption of new standards and protocols (i.e., the next-generation Internet protocol).

     Our business will suffer if the Internet does not expand as quickly as needed to continue be a viable commercial marketplace. Moreover, our business may be negatively affected by critical issues concerning online services and the Internet, including:

     -    security;

     -    cost;

     -    ease of use and access;

     -    property ownership; and

     -    other legal liability issues.

WE MAY BE SUBJECT TO GOVERNMENT REGULATION AND LEGAL UNCERTAINTIES

     We are not subject to direct regulation by any U.S. government agency other than the laws and regulations applicable to businesses generally. Also, there are few laws or regulations directly applicable to access to or commerce on the Internet. We believe such laws and regulation do not seriously affect our operations and that we are in compliance currently with such laws. Governments may adopt laws or regulation in the future with respect to commercial online services and the Internet, which may cover issues such as:

     -    user privacy;

     -    pricing;

     -    taxation; and

     -    the characteristics and quality of products and services.

     For example, provisions of the Communications Decency Act of 1996 may apply to us. Although portions of the Communications Decency Act were struck down as unconstitutional by the U.S. Supreme Court, other portions of it remain in effect. We do not know the manner in which the remaining portions of the Communications Decency Act will be enforced or its effect on our operation. It is possible that the Communications Decency Act (or a successor to it) will expose us to substantial liability. This Act or other laws and regulations enacted within the United States or outside could decrease the growth of commercial online services and Internet content and activity. This could decrease the demand for our services while increasing our cost of doing business.

     Although transmission of our services primarily originates in Pennsylvania, the Web is global in nature. Therefore, governments of other states and foreign countries might try to regulate our transmissions or prosecute us for violations of their laws. We may incur substantial costs in responding to charges of violations of local laws by state or foreign governments. Moreover, existing United States and foreign laws and regulations could expose us to substantial liability in areas such as:

     -    intellectual property ownership;

     -    defamation;

     -    personal privacy;

     -    obscenity; and

     -    export restrictions.

     In such case, our content providers, other licensors or insurance may not indemnify us. For example, governmental entities or private parties may sue us for:

     -    copyright or trademark infringement;

     -    defamation;

     -    negligence; or

     - theories based on the nature and content of the materials we made available.

     Although we maintain general liability insurance, claims could exceed the coverage obtained or could not be covered by our insurance. In addition, we obtain representations from our publishers and content providers as to the ownership of licensed informational content and obtain indemnification to cover any breach of these representations. We still may not receive accurate representations or adequate compensation for any breach of such representations. We will be negatively affected by claims which are not covered by indemnification.

WE MAY INCUR COSTS RELATED TO THE YEAR 2000 ISSUE

     The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. In other words, date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in system failures or miscalculations causing disruptions of operations, including, among others, a temporary inability to process transactions, send invoices or engage in similar normal business activities. To date, we experienced very few problems related to Year 2000 testing and those requiring immediate modification have been fixed in our day-to-day operating environment. We do not believe that we have material exposure to the Year 2000 issue with respect to our information systems since our existing systems correctly define the Year 2000.

     We are currently conducting an analysis to determine the extent to which others have Year 2000 issues. These include our major suppliers' systems (insofar as they relate to our business), including the systems of credit card processors, telecommunications providers, and we are currently unable to predict the extent to which the Year 2000 issue will affect our suppliers, or the extent to which we would be vulnerable to our suppliers' failure to remediate any Year 2000 issues on a timely basis. We would be negatively affected by the failure of a major supplier subject to the Year 2000 issue to convert its systems on a timely basis or a conversion that is incompatible with our systems. In addition, most of our customers pay with credit cards, and our operations may be materially adversely affected to the extent our customers are unable to use their credit cards due to Year 2000 issues that are not rectified by their credit card providers.

WE MAY NOT BE ABLE TO LOCALIZE OR MARKET OUR SERVICES FOR THE INTERNATIONAL
MARKET

     We are seeking to license our services internationally in order to increase our growth and markets. Our success in the international market may depend, in part, on our ability to create localized versions of our services and market them internationally. We may not be able to localize or market our services internationally in all cases and the costs for doing so may be significant. Our revenues from international activities may not be enough to cover our costs for doing business internationally and we may face new and existing competitors internationally.

     We do not have significant experience in localizing and marketing our services internationally. We are also subject to many difficulties inherent in doing business internationally, such as:

     -    compliance with regulatory requirements;

     -    export restrictions;

     - export controls relating to technology, tariffs and other trade barriers;

     -    protection of intellectual property rights;

     -    difficulties in staffing and managing international operations;

     -    longer payment cycles;

     -    problems in collecting accounts receivable;

     -    political instability;

     -    fluctuations in currency exchange rates; or

     -    potentially adverse tax consequences.


     Any or all of these factors could cause our results to suffer.

OUR STOCK PRICE MAY VARY SIGNIFICANTLY

     The price of our stock has varied significantly at times and may continue to do so. There may be several factors contributing to this behavior, including:

     -    quarterly results of operations;

     - announcements of new technologies or new services by us or our competitors;

     - changes in financial estimates and recommendations by securities analysts;

     - the operating and stock price performance of other companies that investors may view as comparable to us; and

     -    news relating to trends in our markets.

     The stock market in general, and the market for Internet-related companies in particular, have experienced extreme volatility. This volatility often has been unrelated to the operating performance of these companies. These broad market and industry fluctuations may cause the price of our stock to drop, regardless of our performance.


                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale of the common stock by RGC International. We are registering these shares of common stock held by RGC International to fulfill our contractual obligations to RGC International. Some of the shares of common stock are issuable in the future on the exercise of outstanding warrants. We will receive the exercise price paid by RGC International on the exercise of the outstanding warrants.


                               SELLING SHAREHOLDER

     The following table sets forth certain information with respect to the common stock beneficially owned by RGC International Investors as of the date of this prospectus. To our knowledge, RGC International has sole voting and investment power over the shares of common stock listed in the table below. RGC International, to our knowledge, has not had a material relationship with us during the last three years, other than as an owner of our common stock or other securities.

     RGC International provided to us the information included in the table below. As RGC International can offer all, some or none of its shares of common stock, no definitive estimate as to the number of shares RGC will hold after this offering. Therefore, we have prepared the table below on the assumption that all shares offered under this prospectus will be sold by RGC International.


                      Beneficial Ownership                                  Beneficial Ownership
                         of Common Stock                                       of Common Stock
                      Prior to the Offering                                   After Offering(3)
                     ----------------------                              -----------------------------
                                             Number of Shares to
                             Number          be Sold Under this           Number            Percent of
Name                        of Shares           Prospectus               of Shares             Class
----                        ---------           ----------               ---------             -----

RGC International           1,561,051(2)        1,561,051(2)                 0                   0
Investors(1)
---------------


(1) RGC is a party to an investment management agreement with Rose Glen Capital Management, L.P., a limited partnership of which the general partner is RGC General Partner Corp. Messrs. Wayne Bloch, Gary Kaminsky and Steven Katznelson own all of the outstanding capital stock of RGC General Partner Corp. and are parties to a shareholders agreement pursuant to which they collectively control RGC General Partner Corp. Through RGC General Partner Corp., these individuals control Rose Glen Capital Management, L.P. These individuals disclaim beneficial ownership of Infonautics' common stock owned by RGC.
(2) Consists of an estimated 907,990 shares issuable upon conversion of debentures and an estimated 653,061 shares issuable upon exercise of warrants. We have registered 1.25 times the number of shares which are currently issuable upon conversion of debentures and exercise of warrants. This number is our good faith estimate of the maximum number of shares we may issue upon conversion of debentures and exercise of warrants. The debentures and warrants contain provisions which limit the numer of shares of common stock into which the debentures are convertible and the warrants are exercisable. Under these provisions, the number of shares of common stock into which the debentures are convertible and the warrants are exercisable on any given date (together with any additional shares of common stock held by RGC) will not exceed 4.99% of our then outstanding common stock.

(3) We have assumed the sale of all of the common stock offered under this prospectus will be sold.

                              PLAN OF DISTRIBUTION

     We are registering the shares of common stock to fulfill our obligations under an agreement with RGC International Investors. The registration of the shares of common stock does not necessarily mean that any of the shares will be offered or sold by RGC International Investors under this prospectus.

     RGC International Investors and its pledgees, donees, transferees or other successors in interest may offer its shares at various times in one or more of the following transactions:

- a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

- purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

- ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

- face-to-face transactions between RGC International Investors and purchasers without a broker-dealer.

     In effecting sales, brokers or dealers engaged by RGC International Investors may arrange for other brokers or dealers to participate. These brokers or dealers may receive commissions or discounts from RGC International Investors in amounts to be negotiated immediately prior to the sale. These brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In addition, any securities covered by this prospectus may also be sold under Rule 144 rather than pursuant to this prospectus. RGC has the sole discretion not to accept any offer to purchase shares or make any sale of shares if it concludes the purchase price is inadequate.

     RGC International, alternatively, may sell the shares offered under this prospectus through our underwriter. RGC International has not entered into any agreement with a prospectus underwriter. We can not guarantee that this type of agreement will not be entered into. If RGC International entered into this type of agreement, we will supplement or revise this prospectus.

     Upon being notified by RGC International that any material arrangement has been entered into with a broker or dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplemented prospectus, if required, pursuant to Rule 424(c) under the Securities Act, disclosing:

     -    the name of each broker or dealer;

     -    the number of shares involved;

     -    the price at which the shares were sold;

     - the commissions paid or discounts or concessions allowed to the broker(s) or dealer(s), where applicable;

     - that the broker(s) or dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and

     -    other facts material to the transaction.

     RGC International and any other persons participating in the sale or distribution of the shares of common stock will be subject to the relevant provisions of the Exchange Act. These provisions may limit the timing of purchases and sales of any of the shares by RGC or any other person.

     We will indemnify RGC International, or its transferees or assignees, against some liabilities, including liabilities under the Securities Act, or to contribute to payments RGC International or its respective pledgees, donees, transferees or other successors in interest, may be required to make in respect thereof.

     We are bearing all costs relating to the registration of the shares (other than fees and expenses, if any), of counsel or other advisers to RGC International. RGC International will pay any commissions, discounts or other fees payable to broker-dealers in connection with any sale of the shares.


                                  LEGAL OPINION

     Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania will opine as to the legality of the common stock offered under this prospectus.


                                     EXPERTS

     The consolidated balance sheets as of December 31, 1997 and 1998 and the consolidated statements of operations, changes in shareholders' equity (deficit), cash flows and financial statements shall be for each of the three years ended December 31, 1998, all included in the Infonautics, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 1998, have been incorporated by reference herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file reports and other information with the Securities and Exchange Commission (the "SEC"). You can read and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549; Midwest Regional office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. You can obtain copies of such material at the prescribed rates from the Public Reference Section of the SEC at its principal office in Washington, D.C. You can obtain information about the SEC's Public Reference Room at 1-800-SEC-0330. In addition, we file this material electronically with the SEC, and the SEC maintains a website (http://www.sec.gov) that contains reports, proxy statements and other information regarding companies (including us) that file electronically with the SEC. Our common stock is listed on the Nasdaq SmallCap Market and our reports, proxy statements and other information can also be inspected at the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

     We have filed with the SEC a registration statement on Form S-3, with respect to our common stock. For further information with respect to us and the shares, we refer you to that registration statement and its exhibits. Statements made in this prospectus regarding the contents of any contract or other documents are not necessarily complete. You should read the actual documents which are exhibits to the registration statement in their entirety.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROSPECTUS. WE ARE NOT OFFERING SHARES OF OUR COMMON STOCK IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS MAY NOT BE CORRECT AT ANY TIME AFTER ITS DATE.



                                 ---------------



                                1,561,051 Shares



                                INFONAUTICS, INC.



                                     CLASS A
                                  COMMON STOCK
                                 (NO PAR VALUE)



                                 ---------------

                                   PROSPECTUS
                                 ---------------



                                 ________, 1999



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table shows the estimated expenses of the issuance and distribution of the securities offered hereby, all of which will be paid by the
Company:


     Securities and Exchange Commission Registration fee ....   $ 1,709
     Accounting service .....................................   $ 5,000
     Legal fees .............................................   $40,000
     Miscellaneous, including NASDAQ listing fee ............   $20,000

         Total ..............................................   $66,709



ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Sections 1741 and 172 of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), provide that a business corporation may indemnify directors and officers against liabilities they may incur as such provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In general, the power to indemnify under these sections does not exist in the case of actions against a director or officer by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses. The corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions.

     Section 1713 of the BCL permits the shareholders to adopt a bylaw provision relieving a director (but not an officer) of personal liability for monetary damages except where (i) the director has breached the applicable standard of care, and (ii) such conduct constitutes self-dealing, willful misconduct or recklessness. The statute provides that a director may not be relieved of liability for the payment of taxes pursuant to any federal, state or local law or responsibility under a criminal statute. Section 8.2 of the Company's Bylaws limits the liability of any director of the Company to the fullest extent permitted by Section 1713 of the BCL.

     Section 1746 of the BCL grants a corporation broad authority to indemnify its directors, officers and other agents for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Article VIII of the Company's Bylaws provides indemnification of directors, officers and other agents of the Company to the extent not otherwise permitted by Section 1741 of the BCL and pursuant to the authority of Section 1746 of the BCL.

     Article VIII of the Bylaws provides, except as expressly prohibited by law, an unconditional right to indemnification for expenses and any liability paid or incurred by any director or officer of the Company, or any other person designated by the Board of Directors as an indemnified representative, in connection with any actual or threatened claim action, suit or proceeding (including derivative suits) in which he or she may be involved by reason of being or having been a director, officer, employee or agent of the Company or, at the request of the Company, of another corporation, partnership, joint venture, trust, employee benefit plan or other entity. The Bylaws specifically authorize indemnification against both judgments and amounts paid in settlement of derivative suits, unlike Section 1742 of the BCL which authorized indemnification only of expenses incurred in defending a derivative action.
Article VIII of the Bylaws also allows indemnification for punitive damages and liabilities incurred under the federal securities laws.

     Unlike the provisions of BCL Sections 1741 and 1742, Article VIII does not require the Company to determine the availability of indemnification by the procedures or the standard of conduct specified in Sections 1741 and 1742 of the BCL. A person who has incurred an indemnifiable expense or liability has a right to be indemnified independent of any procedures or determinations that would be otherwise be required, and that right is enforceable against the Company as long as indemnification is not prohibited by law. To the extent indemnification is permitted only for a portion of a liability, the Bylaw provisions require the Company to indemnify such portion. If the indemnification provided for in Article VIII is unavailable for any reason in respect of any liability or portion thereof, the Bylaws require the Company to make a contribution toward the liability. Indemnification rights under the Bylaws do not depend upon the approval of any future Board of Directors.

     The Company's Bylaws also authorize the Company to further effect or secure its indemnification obligations by entering into indemnification agreements, maintaining insurance, creating a trust fund, granting a security interest in its assets or property, establishing a letter of credit, or using any other means that may be available from time to time.

     The Company maintains, on behalf of its directors and officers, insurance protection against certain liabilities arising out of the discharge of their duties, as well as insurance covering the Company for indemnification payments made to its directors and officers for certain liabilities. The premiums for such insurance are paid by the Company.

ITEM 16. EXHIBITS.

     The following is a list of exhibits filed as part of this Registration Statement.


        Exhibit
        Number      Document
        ------      --------

          4.1       Convertible Debenture issued February 11, 1999 to RGC
                    International Investors, LDC*

          4.2       Stock Purchase Warrant issued February 11, 1999 to RGC
                    International Investors, LDC*

          5         Opinion of Morgan, Lewis & Bockius LLP*

          10.1      Securities Purchase Agreement, dated as of February 11,
                    1999, by and among Infonautics, Inc. and RGC International
                    Investors, LDC (Filed as Exhibit 99.1 to the Company's
                    Current Report on Form 8-K dated February 24, 1999 and incorporated herewith)

          10.2      Registration Rights Agreement, dated as of February 11,
                    1999, by and among Infonautics, Inc. and RGC International
                    Investors, LDC (Filed as Exhibit 99.2 to the Company's
                    Current Report on Form 8-K dated February 24, 1999 and incorporated herewith)

          23.1      Consent of PricewaterhouseCoopers LLP*

          23.2      Consent of Morgan, Lewis & Bockius LLP (included in Exhibit
                    5.1)

          24 Power of Attorney (included on signature pages to this Registration Statement)


*    Filed herewith

ITEM 17. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relative to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Wayne, state of Pennsylvania on the 31st day of March, 1999.

                                   INFONAUTICS, INC.


                                   By:  /S/ DAVID VAN RIPER MORRIS
                                        -------------------------------------
                                        David Van Riper Morris
                                        Chief Executive Officer and President


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gerard J. Lewis, Jr. true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


SIGNATURES                            TITLE                                          DATE
----------                            -----                                          ----


/S/DAVID VAN RIPER MORRIS             Principal Executive Officer and Director       March 31, 1999
----------------------------
David Van Riper Morris


/S/FEDERICA F. O'BRIEN                Principal Financial and Accounting Officer     March 31, 1999
--------------------------------
Federica F. O'Brien


/S/ISRAEL J. MELMAN                   Director                                       March 31, 1999
--------------------------------
 Israel J. Melman


/S/HOWARD L. MORGAN                   Director                                       March 31, 1999
--------------------------------
Howard L. Morgan


/S/LLOYD N. MORRISETT                 Director                                       March 31, 1999
--------------------------------
Lloyd N. Morrisett


/S/BARRY RUBENSTEIN                   Director                                       March 31, 1999
--------------------------------
Barry Rubenstein



SIGNATURES                            Title                                          Date
----------                            -----                                          ----

/S/BRIAN SEGAL
Brian Segal                           Director                                       March 31, 1999


/S/MARVIN I. WEINBERGER               Director                                       March 31, 1999
Marvin I.  Weinberger


/S/LESTER WUNDERMAN                   Director                                       March 31,1999
Lester Wunderman


                                INDEX TO EXHIBITS


        Exhibit
         Number     Document
         ------     --------

          4.1       Convertible Debenture issued February 11, 1999 to RGC
                    International Investors, LDC*

          4.2       Stock Purchase Warrant issued February 11, 1999 to RGC
                    International Investors, LDC*

          5         Opinion of Morgan, Lewis & Bockius LLP*

          10.1      Securities Purchase Agreement, dated as of February 11,
                    1999, by and among Infonautics, Inc. and RGC International
                    Investors, LDC (Filed as Exhibit 99.1 to the Company's
                    Current Report on Form 8-K dated February 24, 1999 and incorporated herewith)

          10.2      Registration Rights Agreement, dated as of February 11,
                    1999, by and among Infonautics, Inc. and RGC International
                    Investors, LDC (Filed as Exhibit 99.2 to the Company's
                    Current Report on Form 8-K dated February 24, 1999 and incorporated herewith)

          23.1      Consent of PricewaterhouseCoopers LLP*

          23.2      Consent of Morgan, Lewis & Bockius LLP (included in Exhibit
                    5.1)*

          24 Power of Attorney (included on signature pages to this Registration Statement)*



*    Filed herewith